Exhibit 99.1

News Release
Media Contact:	Lauren C. Steele Senior VP - Corporate Affairs 704-557-4551
Investor Contact:	James E. Harris Senior VP – Shared Services & CFO 704-557-4582

FOR IMMEDIATE RELEASE	Symbol: COKE
September 24, 2015	Quoted: The NASDAQ Stock Market (Global Select Market)

Coca-Cola Bottling Co. Consolidated Signs Letter of Intent to Acquire

Manufacturing Facilities and Definitive Agreement

To Expand Franchise Distribution Territory

•	Purchase of manufacturing facilities in Virginia, Maryland, Indiana and Ohio

•	Franchise distribution territory expansion includes new markets within Delaware, the District of Columbia, Maryland, North Carolina, Pennsylvania, Virginia and West Virginia

CHARLOTTE, NC—Coca-Cola Bottling Co. Consolidated (NASDAQ: COKE), the nation’s largest independent Coca-Cola bottler, today announced it has signed a non-binding letter of intent with The Coca-Cola Company to purchase manufacturing facilities in Virginia, Maryland, Indiana and Ohio and also that it has signed a definitive agreement with an affiliate of The Coca-Cola Company to expand the bottler’s franchise distribution territory to include territories located within Delaware, the District of Columbia, Maryland, North Carolina, Pennsylvania, Virginia and West Virginia .

Letter of Intent for Purchase of Manufacturing Facilities (“Manufacturing Letter of Intent”):

The Company has signed a non-binding Manufacturing Letter of Intent with The Coca-Cola Company to purchase and operate manufacturing facilities currently owned and operated by Coca-Cola Refreshments USA, Inc. (“CCR”), a wholly-owned subsidiary of The Coca-Cola Company, in Sandston, Virginia; Silver Spring and Baltimore, Maryland; Indianapolis and Portland, Indiana and Cincinnati, Ohio. The transactions proposed in the Manufacturing Letter of Intent are subject to the parties reaching a definitive agreement, with a series of transaction closings for these facilities expected to begin in the first half of 2016.

Definitive Agreement for Franchise Distribution Territory Expansion (“Definitive Agreement”):

The Definitive Agreement represents the first phase of the proposed franchise territory expansion described in the previously-announced Letter of Intent dated May 12, 2015 between the Company and The Coca-Cola Company (“May 2015 Letter of Intent”) and includes the following territories:

•	Baltimore, Capital Heights, Cumberland, Easton, Hagerstown, La Plata and Salisbury in Maryland;

•	Alexandria, Norfolk, Richmond, Yorktown, Fredericksburg and Staunton in Virginia;

•	Elizabeth City in North Carolina; and

•	Washington D.C.

CCR currently serves these territories. The Company expects to begin a series of transaction closings for these distribution territories in the fall of 2015 and to complete them by mid-2016.

The Company is continuing to work towards a definitive agreement with The Coca-Cola Company for the remainder of the proposed franchise territory expansion described in the May 2015 Letter of Intent, including distribution territories in parts of Ohio, Indiana, Illinois and Kentucky.

The Definitive Agreement and other agreements to be entered into at closing will provide the Company the exclusive rights to distribute beverage brands owned by The Coca-Cola Company as well as certain other beverage brands not owned by The Coca-Cola Company that are currently being distributed in the territories by CCR. The transaction includes the purchase by the Company of distribution assets and certain working capital items from CCR relating to these territories and the purchase of exclusive rights to distribute certain non-Coca-Cola beverage brands in these territories. The transaction also includes the grant by CCR to the Company of exclusive rights to distribute beverage brands owned by The Coca-Cola Company in these territories under a comprehensive beverage agreement to be entered into at closing. Under such agreement, the Company will make a quarterly sub-bottling payment to CCR on a continuing basis after the closing for the grant of such exclusive rights.

In addition to the transactions contemplated by the Definitive Agreement, the parties also have executed a “Territory Conversion Agreement”, which provides for all of the Company’s franchise distribution territories with The Coca-Cola Company, including the Company’s legacy, recently-acquired and to-be-acquired distribution territories, to be governed in the future by a new and final form of comprehensive beverage agreement. A more complete description of the Territory Conversion Agreement and the final form of comprehensive beverage agreement will be included in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

Coca-Cola Bottling Co. Consolidated Chairman and CEO J. Frank Harrison III said, “We are excited about the opportunity to own and operate additional manufacturing facilities and become a part of a new national product supply group for the Coca-Cola system. We are also pleased to announce the signing of a definitive agreement to expand our territory into two new states and the District of Columbia and to add to our existing territories in North Carolina, Pennsylvania, Virginia and West Virginia. We look forward to serving these new communities, customers, consumers and employees.”

Closings of the transactions covered by the Definitive Agreement are subject to the parties satisfying certain conditions. There can be no assurances that these conditions will be satisfied or, if not satisfied, waived. The Company will file a Current Report on Form 8-K with the Securities and Exchange Commission regarding the proposed transactions that will be available on the Commission’s website at http://www.sec.gov and on the Company’s website at www.cokeconsolidated.com. For more information about the transactions, including the closing conditions and about the Company’s relationship with The Coca-Cola Company, investors should read the information included in the Company’s Current Report on Form 8-K that will be filed and the agreements filed as exhibits to such report.

Headquartered in Charlotte, NC, Coca-Cola Bottling Co. Consolidated is the nation’s largest independent Coca-Cola bottler with franchise territories in thirteen states. The Company’s current major markets include Charlotte, Raleigh, Wilmington, Greenville, the Triad, and Asheville in NC; Greenville, Columbia, and Charleston in SC; Charleston, Beckley, and Parkersburg in WV; Roanoke and Bristol in VA; Cleveland, Nashville, Johnson City, Morristown and Knoxville in TN; Lexington, Louisville, Paducah and Pikeville in KY; Columbus and Albany in GA; Evansville, IN; Mobile, AL; Panama City, FL; and Biloxi, MS.

Cautionary Information Regarding Forward-Looking Statements

Included in this news release and other information that we make publicly available from time to time are forward-looking management comments and other statements that reflect management’s current outlook for our performance in future periods and management’s expectations for the proposed territory expansion described in the May 2015 Letter of Intent and the proposed purchase of manufacturing facilities described in the Manufacturing Letter of Intent. These statements include, among others, statements regarding the time frame for and sequencing of the proposed territory expansion and the acquisition of manufacturing facilities and other potential opportunities for profitably growing our business as well as our plans for continuing to innovate and evolve packaging and marketing strategies to respond to ever-changing consumer tastes.

These statements and expectations are based on currently available competitive, financial and economic data along with our operating plans and are subject to future events and uncertainties that could cause anticipated events not to occur or actual results to differ materially from historical or anticipated results. Implementation of the balance of the proposed territory expansion described in the May 2015 Letter of Intent and acquisition of the manufacturing facilities described in the Manufacturing Letter of Intent are subject to negotiation and execution of definitive agreement with The Coca-Cola Company and its affiliates. Among the other events or uncertainties which could adversely affect our performance in future periods are: lower than expected selling pricing resulting from increased marketplace competition; changes in how significant customers market or promote our products; changes in our top customer relationships; changes in public and consumer preferences related to nonalcoholic beverages; unfavorable changes in the general economy; miscalculation of our need for infrastructure or capital investment; our inability to meet requirements under beverage agreements; material changes in the performance requirements for marketing funding support or our inability to meet such requirements; decreases from historic levels of marketing funding support; changes in The Coca-Cola Company’s and other beverage companies’ levels of advertising, marketing and spending on brand innovation; the inability of our aluminum can or plastic bottle suppliers to meet our purchase requirements; our inability to offset higher raw material costs with higher selling prices, increased bottle/can sales volume or reduced expenses; consolidation of raw material suppliers could impact our profitability; increased purchases of finished goods subject us to incremental risks that could impact our profitability; sustained increases in fuel costs or our inability to secure adequate supplies of fuel; sustained increases in workers’ compensation, employment practices and vehicle accident claims costs; sustained increases in the cost of employee benefits; product liability claims or product recalls; technology failures; changes in interest rates; the impact of debt levels on operating flexibility and access to capital and credit markets; adverse changes in our credit rating (whether as a result of our operations or prospects or as a result of those of The Coca-Cola Company or other bottlers in the Coca-Cola system); changes in legal contingencies; legislative changes affecting our distribution and packaging; adoption of significant product labeling or warning requirements; additional taxes resulting from tax audits; natural disasters and unfavorable weather; global climate change or legal or regulatory responses to such change; issues surrounding labor relations; bottler system disputes; our use of estimates and assumptions; changes in accounting standards; impact of obesity and health concerns on product demand; public policy challenges regarding the sale of soft drinks in schools; the impact of volatility in the financial markets on access to the credit markets; the impact of acquisitions or dispositions of bottlers by their franchisors; and the concentration of our capital stock ownership. The forward-looking statements in this news release should be read in conjunction with the more detailed descriptions of the above factors located in our Annual Report on Form 10-K for the year ended December 28, 2014 under Part I, Item 1A “Risk Factors” as well as those additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements contained in this release as a result of new information or future events or developments.

—Enjoy Coca-Cola—